UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2005

First Financial Corporation
(Exact name of registrant as specified in its charter)

Texas	0-5559	74-1502313
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Washington Ave, Waco, Texas		76701
(Address of principal executive offices)		(Zip Code)

(254) 757-2424
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On August 9, 2005 (the "Delivery Date"), First Preference Mortgage Corporation ("FPMC"), a wholly owned subsidiary of First Financial Corporation ("FFC"), received delivery from CitiMortgage, Inc. ("CMI") of a Workout and Forebearance Agreement (the "Workout Agreement") with CMI. The Workout Agreement settles claims by CMI under the loan purchase agreement by which CMI had purchased loans from FPMC. CMI claimed that, under the loan purchase agreement, FPMC was required to repurchase from CMI certain loans aggregating $6,618,793 (the "Subject Loans"). Prior to the Workout Agreement, CMI had collected, by foreclosure or otherwise, a net of $1,317,774 on a portion of the Subject Loans as to which FPMC's repurchase obligation was $2,813,436.

Under the Workout Agreement, which is effective as of July 20, 2005:

  FPMC agreed to pay or to cause the payment of $2,221,859 to CMI for the repurchase of certain of the Subject Loans aggregating $2,824,929. A third-party purchaser has agreed to purchase these loans from FPMC for the same price ($2,221,859) to be paid by FPMC to CMI.

  FPMC agreed to pay to CMI the sum, without interest, of $1,920,844 (the "Deferred Payment Amount"), consisting of (a) $254,544 paid on the Signing Date, (b) two payments of $50,000 each on June 1, 2006 and December 1, 2006 and (c) monthly installments escalating from $20,000 in October 2005 to $50,000 in November 2008 and a final installment of $251,300 in December 2008.

  CMI will pursue collection of Subject Loans aggregating $2,476,090, on which the borrowers have previously defaulted (the "Defaulted Loans"). As to any such loan on which the amount recovered by CMI is less than the amount owed by FPMC with respect to the repurchase of such loan, the amount of the shortfall will be added to the Deferred Payment Amount.

  If FPMC recovers any amounts under its fidelity bond coverage or errors and omissions insurance coverage with respect to any of the Defaulted Loans, FPMC will pay to CMI the lesser of 50% of any such insurance recovery or CMI's loss with respect to the loan.  Any such insurance recoveries paid to CMI will reduce the installments of the Deferred Payment Amount owed by FPMC, in inverse order of maturity.

CMI has been one of the principal purchasers of mortgage loans originated by FPMC and FFC expects that, after the Workout Agreement, FPMC's historical relationship with CMI will continue.

The statements included in this report as to our expectations with respect to the our continuing relationship with CMI and with respect to other future events are forward-looking statements. These forward-looking statements rely on assumptions, estimates and predictions that could be inaccurate and that are subject to risks and uncertainties that could cause actual results to differ materially from our stated expectations.  These risks and uncertainties include, but are not limited to, the quality and amount of the loans originated by FPMC and sold to CMI. Other risks and uncertainties are described in our filings with the SEC, including our Form 10-KSB for the year ended December 31, 2004.

Item 9.01        Financial Statements and Exhibits

(c)        Exhibits

10.1    Workout and Forebearance Agreement between First Preference Mortgage Corporation and CitiMortgage, Inc. delivered August 9, 2005 and effective as of June 20, 2005.  (Pursuant to Item 601(b)(2) of Regulation S-B, the schedules to this agreement are omitted but will be provided to the Securities and Exchange Commission upon request.)

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                        FIRST FINANCIAL CORPORATION

                                                                        By:       /s/  David W. Mann                     .
            David W. Mann,
            Chief Executive Officer

Date: August 12, 2005